UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Aston Funds

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice to Shareholders

ASTON/River Road Select Value Fund

Special Meeting of Shareholders – Adjourned to June 25, 2014

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders for the ASTON/River Road Select Value Fund. The meeting, which was originally scheduled for June18, 2014, has been adjourned to June 25, 2014 at 2:00 p.m. Central Time. Our records indicate that we have not received voting instructions for your account(s). In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

For the reasons set forth in the proxy materials, the Board of Trustees recommends that you vote “FOR” the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting.

If you have any questions regarding the proposal, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-880-8631. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time. A copy of the proxy statement is also available on Computershare’s website at www.proxy-direct.com/ast-25668.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-880-8631 to speak to a live proxy specialist. We can answer your questions and record your vote.

4. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided. However, we recommend that you vote using one of the options above so your vote can be received in time for the meeting.

5. Attend the Special Meeting of Shareholders on June 25, 2014.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY!